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PROXY                                                                      PROXY

                            IQ SOFTWARE CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles R. Chitty and J. Kent Elmer, and each of them singly, with full power of substitution, as proxies to vote all shares of Common Stock of IQ Software Corporation, a Georgia corporation (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the Company's principal executive offices located at 3295 River Exchange, Suite 550, Norcross, GA on September 23, 1998 at 10:00 a.m., local time, and any postponements or adjournments thereof. The proxies are being directed to vote as specified on the reverse side hereof or, if no specification is made, FOR the merger proposal and in accordance with their discretion on such other matters that may properly come before the Meeting.

The Board of Directors recommends a vote FOR the approval of the Plan of Merger.

                  (Continued and to be signed on reverse side)
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/X/ Please mark your
    vote as in this
    example


                                                         FOR   AGAINST   ABSTAIN

Approval of an Agreement and Plan of Merger (the         / /     / /       / /
"Agreement") dated June 29, 1998, by and among the

Company, Information Advantage, Inc., a Delaware corporation ("IA"), and IAC Merger Corp., a Georgia corporation and a wholly owned subsidiary of IA
("Merger Sub").

In their discretion, the proxies may vote on any other matters that may properly come before the Meeting or any postponement or adjournment thereof.


                                       This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, the proxy will be voted FOR approval of the Agreement. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

                                       PLEASE FILL IN DATE, SIGN AND RETURN THIS
                                       PROXY IN THE ENCLOSED POST-PAID RETURN
                                       ENVELOPE.

SIGNATURE(S)_________________________________________ DATE _______________, 1998

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREIN. IF THE STOCK IS REGISTERED IN
      THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARANTORS, ATTORNEYS AND CORPORATE OFFICERS SHOULD ADD THEIR TITLES.